EXHIBIT 5


                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                         211 NORTH BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020


DENIS P. MCCUSKER                                          INTERNET ADDRESS
                                                      dmccusker@bryancavellp.com
DIRECT DIAL NUMBER
  (314) 259-2455


                                  May 29, 1997


Board of Directors
Applied Cellular Technology, Inc.
James River Professional Center
Highway 160 & CC, Suite 3
P.O. Box 2067
Nixa, Missouri 65714

Gentlemen:

         We are acting as counsel for Applied Cellular Technology, Inc., a Missouri corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 1,918,053 shares of the Company's common stock, $.001 par value per share.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and By-laws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, it is our opinion that the 1,918,053 shares of common stock of the Company covered by the Registration Statement are legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                        Very truly yours,

                                        BRYAN CAVE LLP

                                        BRYAN CAVE LLP